PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Eight Series of Limited Recourse Obligations

Totaling $1,582,240

Dated: September 26, 2018

This Post-Qualification Offering Circular Amendment No. 27 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $1,582,240 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$197,780	N/A	$197,780	N/A
Total Maximum	$1,582,240	N/A	$1,582,240	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 6 to the Offering Circular.
3.	Semi Annual Report on Form 1-SA

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering eight separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
4301 East Barcelona Way, Augusta, GA, 30906	$197,780
4302 East Barcelona Way, Augusta, GA, 30906	197,780
4303 East Barcelona Way, Augusta, GA, 30906	197,780
4306 East Barcelona Way, Augusta, GA, 30906	197,780
4307 East Barcelona Way, Augusta, GA, 30906	197,780
4316 East Barcelona Way, Augusta, GA, 30906	197,780
4322 East Barcelona Way, Augusta, GA, 30906	197,780
4324 East Barcelona Way, Augusta, GA, 30906	197,780
Total	$1,582,240

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-217.

PROJECT SUMMARIES FOR PQA NO. 27

PROJECT SUMMARY | 4301 EAST BARCELONA WAY, AUGUSTA, GA 30906

C



BORROWER

Flourish Home Investors LLC
Dorsey Hammond - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	62.59%	$197,780	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$197,780	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$316,000
$10,395
Total Project Costs
$296,205
GROUNDFLOOR
$197,780
$98,425
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$285,000	Loan To ARV	62.6%
Purchase Date	08/31/2018	Loan To Total Project Cost	64.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$316,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
4301 East Barcelona Way
Goshen Grocery
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 4301 EAST BARCELONA WAY, AUGUSTA, GA 30906

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 31, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower must find tenants for this property. If the Borrower is unable to rent the property, the Borrower may not obtain the financing needed to repay the Groundfloor loan. The Borrower will have to repay the loan with cash or sell the property.
- The Principal has successfully completed seven projects of this type in the last three years. See "Principal" section of "Borrower Summary" below.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 27 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FLOURISH HOME INVESTORS LLC

DATE OF FORMATION ★

09/13/2017

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$3.8M	$195K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$119.6K	33.11%

PRINCIPAL
Dorsey Hammond

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$200K	3 months	$150K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4302 EAST BARCELONA WAY , AUSTUSTA, GA 30906 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 62.59% $197,780 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $197,780 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Flourish Home Investors LLC Dorsey Hammond - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $316,000 $10,395 Total Project Costs $296,205 GROUNDFLOOR $197,780 $98,428 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $285,000 Loan To ARV 62.6% Purchase Date 08/31/2018 Loan To Total Project Cost 64.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 6 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $316,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 4302 EAST BARCELONA WAY, AUSTUSTA, GA 30906 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to property on August 31, 2018 by Groundfloor Finance Inc. (“Groundfloor”, “we”, “us”, or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower must find tenants for this property. If the Borrower is unable to rent the property, the Borrower may not obtain the financing needed to repay the Groundfloor loan. The Borrower will have to repay the loan with cash or sell the property. The Principal has successfully completed seven projects of this type in the last three years. See “Principal” section of “Borrower Summary” below. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 27 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. FLOURISH HOME INVESTORS LLC DATE OF FORMATION* 09/13/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/2018 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $3.8M $195K 1 $119.6K Unsold Inventory Aged Inventory Gross Margin % 0 0 33.11% PRINCIPAL Dorsey Hammond FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 10 $200K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $150K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-219

PROJECT SUMMARY | 4303 EAST BARCELONA WAY , AUSTUSTA, GA 30906 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 62.59% $197,780 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $197,780 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Flourish Home Investors LLC Dorsey Hammond - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $316,000 $10,395 Total Project Costs $296,205 GROUNDFLOOR $197,780 $98,425 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $285,000 Loan To ARV 62.6% Purchase Date 08/31/2018 Loan To Total Project Cost 64.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 6 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $316,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 4303 EAST BARCELONA WAY, AUSTUSTA, GA 30906 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to property on August 31, 2018 by Groundfloor Finance Inc. (“Groundfloor”, “we”, “us”, or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower must find tenants for this property. If the Borrower is unable to rent the property, the Borrower may not obtain the financing needed to repay the Groundfloor loan. The Borrower will have to repay the loan with cash or sell the property. The Principal has successfully completed seven projects of this type in the last three years. See “Principal” section of “Borrower Summary” below. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 27 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. FLOURISH HOME INVESTORS LLC DATE OF FORMATION* 09/13/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/2018 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $3.8M $195K 1 $119.6K Unsold Inventory Aged Inventory Gross Margin % 0 0 33.11% PRINCIPAL Dorsey Hammond FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 10 $200K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $150K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-220

PROJECT SUMMARY | 4306 EAST BARCELONA WAY, AUGUSTA, GA 30906



C

BORROWER

Flourish Home Investors LLC
Dorsey Hammond - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	62.59%	$197,780	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$197,780	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$316,000
Total Project Costs
$296,205
$10,395
GROUNDFLOOR
$197,780
$98,425
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$285,000	Loan To ARV	62.6%
Purchase Date	08/31/2018	Loan To Total Project Cost	64.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$316,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
4306 East Barcelona Way
Google
Map data ©2018 Google
Terms of Use
Report a map error

Address: 4306 EAST BARCELONA WAY, AUGUSTA, GA 30906

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 31, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower must find tenants for this property. If the Borrower is unable to rent the property, the Borrower may not obtain the financing needed to repay the Groundfloor loan. The Borrower will have to repay the loan with cash or sell the property.
- The Principal has successfully completed seven projects of this type in the last three years. See "Principal" section of "Borrower Summary" below.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 27 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FLOURISH HOME INVESTORS LLC

DATE OF FORMATION ★
09/13/2017

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt
$3.8M	$195K

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
1	$119.6K

Gross Margin %
33.11%

PRINCIPAL

Dorsey Hammond

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
10	$200K

Average Project Time	Average Total Project Costs
3 months	$150K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4307 EAST BARCELONA WAY, AUGUSTA, GA 30906

C



BORROWER

Flourish Home Investors LLC
Dorsey Hammond - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	62.59%	$197,780	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$197,780	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$316,000
$10,395
Total Project Costs
$296,205
GROUNDFLOOR
$197,780
$98,425
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$285,000	Loan To ARV	62.6%
Purchase Date	08/31/2018	Loan To Total Project Cost	64.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$316,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
4307 East Barcelona Way
Goshen Grocery
Google
Map data ©2018 Google
Terms of Use
Report a map error

Address: 4307 EAST BARCELONA WAY, AUGUSTA, GA 30906

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 31, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower must find tenants for this property. If the Borrower is unable to rent the property, the Borrower may not obtain the financing needed to repay the Groundfloor loan. The Borrower will have to repay the loan with cash or sell the property.
- The Principal has successfully completed seven projects of this type in the last three years. See "Principal" section of "Borrower Summary" below.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 27 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FLOURISH HOME INVESTORS LLC

DATE OF FORMATION ★
09/13/2017

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$3.8M	$195K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$119.6K	33.11%

PRINCIPAL

Dorsey Hammond

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$200K	3 months	$150K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4316 EAST BARCELONA WAY, AUGUSTA, GA 30906

C



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	62.59%	$197,780	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$197,780	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Flourish Home Investors LLC
Dorsey Hammond - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$316,000
$10,395
Total Project Costs
$296,205
GROUNDFLOOR
$197,780
$98,425
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$285,000	Loan To ARV	62.6%
Purchase Date	08/31/2018	Loan To Total Project Cost	64.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$316,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
4316 East Barcelona Way
Google
Map data ©2018 Google
Terms of Use
Report a map error

Address: 4316 EAST BARCELONA WAY, AUGUSTA, GA 30906

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 31, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower must find tenants for this property. If the Borrower is unable to rent the property, the Borrower may not obtain the financing needed to repay the Groundfloor loan. The Borrower will have to repay the loan with cash or sell the property.
- The Principal has successfully completed seven projects of this type in the last three years. See "Principal" section of "Borrower Summary" below.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 27 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FLOURISH HOME INVESTORS LLC

DATE OF FORMATION ★

09/13/2017

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$3.8M	$195K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$119.6K	33.11%

PRINCIPAL

Dorsey Hammond

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$200K	3 months	$150K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4322 EAST BARCELONA WAY, AUGUSTA, GA 30906

C



BORROWER

Flourish Home Investors LLC
Dorsey Hammond - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
11%	12 months	62.59%	$197,780	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	First Lien	$197,780	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$316,000
$10,395
Total Project Costs
$296,205
GROUNDFLOOR
$197,780
$98,425
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$285,000	Loan To ARV	62.6%
Purchase Date	08/31/2018	Loan To Total Project Cost	64.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$316,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
4322 East Barcelona Way
Google
Map data ©2018 Google
Terms of Use
Report a map error

Address: 4322 EAST BARCELONA WAY, AUGUSTA, GA 30906

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 31, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower must find tenants for this property. If the Borrower is unable to rent the property, the Borrower may not obtain the financing needed to repay the Groundfloor loan. The Borrower will have to repay the loan with cash or sell the property.
- The Principal has successfully completed seven projects of this type in the last three years. See "Principal" section of "Borrower Summary" below.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 27 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FLOURISH HOME INVESTORS LLC

DATE OF FORMATION ★

09/13/2017

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$3.8M	$195K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
1	$119.6K	33.11%

PRINCIPAL

Dorsey Hammond

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$200K	3 months	$150K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 4324 EAST BARCELONA WAY, AUGUSTA, GA 30906 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 62.59% $197,780 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $197,780 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Flourish Home Investors LLC Dorsey Hammond - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $316,000 $10,395 Total Project Costs $296,205 GROUNDFLOOR $197,780 $98,425% 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $285,000 Loan To ARV 62.6% Purchase Date 08/31/2018 Loan To Total Project Cost 64.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 6 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $316,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 4324 EAST BARCELONA WAY, AUGUSTA, GA 30906 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to property on August 31, 2018 by Groundfloor Finance Inc. (“Groundfloor”, “we”, “us”, or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower must find tenants for this property. If the Borrower is unable to rent the property, the Borrower may not obtain the financing needed to repay the Groundfloor loan. The Borrower will have to repay the loan with cash or sell the property. The Principal has successfully completed seven projects of this type in the last three years. See “Principal” section of “Borrower Summary” below. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 27 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. FLOURISH HOME INVESTORS LLC DATE OF FORMATION* 09/13/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/2018 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $3.8M $195K 1 $119.6K Unsold Inventory Aged Inventory Gross Margin % 0 0 33.11% PRINCIPAL Dorsey Hammond FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 10 $200K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $150K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-225

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 30, 2017

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	March 22, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 26, 2018.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2018
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 26, 2018
Nick Bhargava

*	Director	September 26, 2018
Sergei Kouzmine

*	Director	September 26, 2018
Bruce Boehm

*	Director	September 26, 2018
Michael Olander Jr.

*	Director	September 26, 2018
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact